Exhibit 99.1

ICAHN ENTERPRISES L.P. AGREES TO ACQUIRE ASSETS OF

UNI-SELECT USA, INC.

NEW YORK, February 9, 2015 -- Icahn Enterprises L.P. (NASDAQ: IEP) today announced that it has entered into a definitive agreement to acquire substantially all of the assets of Uni-Select USA, Inc., a leading automotive parts distributor for domestic and imported vehicles, subject to customary closing conditions. The transaction includes the Beck/Arnley Worldparts premium OE parts distribution business, but excludes the FinishMaster paint and coatings business.

Uni-Select USA has 39 distribution centers and satellite locations and 240 corporate-owned jobber stores in the United States and supports a network of more than 2,000 independent wholesalers. Through its banner and technical support programs as well as its offering of premium auto parts, Uni-Select has built its reputation on being the partner of choice for independent entrepreneurs eager to tap into the strength of large network.

Carl C. Icahn, Chairman of Icahn Enterprises, commented, “Icahn Enterprises is constantly looking for companies to own or control (i.e., own over 50%). The assets of the companies we control currently total over $20 billion, up from approximately $1 billion at the beginning of 2000. This does not include the value of the securities held by the funds in our Investment segment, which total over $15 billion. With the advent of the bull market over the last five years, it has become increasingly difficult to find companies that we believe to be undervalued and with growth potential. That is why we were happy when we learned that the United States segment of Uni-Select was available.”

“We believe that with Icahn Enterprises’ great resources and our knowledge of the industry we will be able to grow this company, take advantage of consolidation opportunities, and thereby greatly benefit the company’s customers, manufacturer partners and employees, as well as the shareholders of Icahn Enterprises.”

The auto parts distribution business acquired from Uni-Select USA will be operated independently from Federal-Mogul Holdings Corporation, our subsidiary and a leading global supplier of automotive products and services. All transactions between the two companies will be on an arms-length basis and approved by the independent directors of each company. In connection with the transaction, Carl C. Icahn will resign as the Chairman and member of the board of Federal-Mogul and Daniel A. Ninivaggi, the Co-Chief Executive Officer of Federal-Mogul, will resign as a director of Icahn Enterprises L.P.

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Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. The forward-looking statements in this press release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements relating to the growth prospects and expectations for the automotive segment, expected changes and opportunities in the automotive aftermarket industry, and expected benefits that the acquisition of Uni-Select USA, Inc. will have for Icahn Enterprises constitute forward-looking statements. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contacts:

SungHwan Cho, Chief Financial Officer

Peter Reck, Chief Accounting Officer

(212) 702-4300